AMENDMENT NO. 6
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of October 29, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Funds (Invesco Investment Funds), and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
WITNESSETH:
     WHEREAS, the parties desire to remove the following series portfolios: Invesco Alternative Opportunities Fund, Invesco FX Alpha Plus Strategy Fund, Invesco FX Alpha Strategy Fund, Invesco International Growth Equity Fund and Invesco Van Kampen Global Bond Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Invesco Balanced-Risk Allocation Fund
Invesco China Fund
Invesco Developing Markets Fund
Invesco Emerging Market Local Currency Debt Fund
Invesco Global Health Care Fund
Invesco International Total Return Fund
Invesco Japan Fund
Invesco LIBOR Alpha Fund
Invesco Endeavor Fund
Invesco Global Fund
Invesco Small Companies Fund
Invesco Commodities Strategy Fund
Invesco Global Advantage Fund
Invesco Global Dividend Growth Securities Fund
Invesco Health Sciences Fund
Invesco Pacific Growth Fund
Invesco Van Kampen Emerging Markets Fund
Invesco Van Kampen Global Equity Allocation Fund
Invesco Van Kampen Global Franchise Fund
Invesco Van Kampen Global Tactical Asset Allocation Fund
Invesco Van Kampen International Advantage Fund
Invesco Van Kampen International Growth Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

2

INVESCO TRIMARK LTD. Sub-Adviser
By:	/s/ Eric J. Adelson
	Name:	Eric J. Adelson
	Title:	Senior Vice President, Legal and Secretary

By:	/s/ Wayne Bolton
	Name:	Wayne Bolton
	Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ Jens Langewand /s/ Alexander Lehmann
	Name:	Jens Langewand Alexander Lehmann
	Title:	Managing Director Managing Director

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ G J Proudfoot
	Name:	G J Proudfoot
	Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Alexander M. Prout
	Name:	Alexander Prout
	Title:	President & CEO

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Mark Yesberg /s/ Ian Coltman
	Name:	Mark Yesberg Ian Coltman
	Title:	Head of Product and Marketing Head of Legal

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Anna Tong /s/ Fanny Lee
	Name:	Anna Tong Fanny Lee
	Title:	Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kupor
	Name:	Jeffrey H. Kupor
	Title:	Secretary and General Counsel